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               Consent of Independent Certified Public Accountants





We consent to the incorporation by reference in the Registration Statement on Form S-8, dated on or about December 6, 1999, of our report dated September 30, 1999 on our audit of the consolidated financial statements of MSU Corporation and Subsidiaries as of June 30, 1999 and 1998 and for the three years in the period ended June 30, 1999, included in the Company's Annual Report on Form 10-K for the year ended June 30, 1999.




/s/ Moore Stephens Lovelace, P.A.
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Certified Public Accountants


Orlando, Florida
December 6, 1999